                                                           Exhibit No. EX-99.a.5
                               ARTICLES OF REVIVAL

     THE  CROWLEY PORTFOLIO GROUP, INC., a Maryland corporation, (the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of the State of Maryland ("MSDAT") that:

     First:     The name of the  Corporation  at the time the charter was
                forfeited was The Crowley Portfolio Group, Inc.

     Second:    The name that the Corporation will use after revival is The
                Crowley  Portfolio Group, Inc.

     Third:     The name of the  Corporation's  resident  agent  is The
                Corporation Trust, Incorporated, and the address of the
                Corporation's  resident agent is 300 East Lombard  Street,
                Baltimore  Maryland, 21202.

     Fourth:    These  Articles  of Revival  are for the  purpose of  reviving the charter of the Corporation.

     Fifth:     At or  prior  to the  filing  of  these  Articles  of  Revival, the Corporation has:
               (a)  Paid all fees required by law;
               (b)  Filed all annual reports which should have been filed by the corporation if its charter had not been forfeited;
               (c)  Paid all state and local taxes, except taxes on real estate, and all interest and  penalties  due by the  corporation  or which  would  have  become due if the  charter  had not been forfeited whether or not barred by limitations.

     Sixth:     The  address  of the  principal  office  in  this  state  is c/o
                The Corporation  Trust  Incorporated,  300 East Lombard Street,
                Baltimore Maryland, 21202.

     The  undersigned who were  respectively  the last acting  president and the treasurer of the corporation severally acknowledge the Articles to be their act.

     /s/Robert A. Crowley                           /s/Robert A. Crowley
     Robert A. Crowley                              Robert A. Crowley
     Last Acting President                          Last Acting Treasurer

     /s/Frederick J. Crowley, Jr.                   /s/Frederick J. Crowley, Jr.
     Frederick J. Crowley, Jr.                      Frederick J. Crowley, Jr.
     Last Acting Vice President                     Last Acting Secretary

                       AFFIDAVIT FOR REVIVAL OF A CHARTER

State of Delaware    )
                     )
County of New Castle )

     I,   Robert A. Crowley,  President of THE CROWLEY  PORTFOLIO  GROUP,  INC.,
hereby declare that the previously mentioned  corporation has paid all State and local taxes except taxes on real estate,  and all interest and  penalties due by the  corporation  or which  would have  become due if the  charter  had not been forfeited whether or not barred by limitations.

              /s/Robert A. Crowley
              Robert A. Crowley, President

     I    hereby certify that on September 8, 2004 before me, the subscriber,  a notary public of the State of Delaware,  in and for New Castle County personally appeared Robert A. Crowley and made oath under the penalties of perjury that the matters  and  facts  set  forth  in this  affidavit  are true to the best of his knowledge, information and belief.

              As witness my hand and notarial seal
                                                             [SEAL]
              /s/Catherine C. Crowley
              Catherine C. Crowley, Notary Public
              My Commission expires April 6, 2007